UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2011

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

437 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On April 19, 2011, Omnicom Group Inc. (“Omnicom”) issued an earnings release reporting its financial results for the three months ended March 31, 2011. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, Omnicom hosted an earnings call in which its financial results for the three months ended March 31, 2011 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

     On April 19, 2011, Omnicom posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.omnicomgroup.com).

     As discussed on page 1 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Omnicom’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

     The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

     See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

99.1	Earnings release dated April 19, 2011.

99.2	Investor presentation materials dated April 19, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:
		Name:	Philip J. Angelastro
		Title:	Senior Vice President Finance and Controller

Date: April 19, 2011

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Earnings release dated April 19, 2011.

99.2	Investor presentation materials dated April 19, 2011.

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